Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 52 to the Registration Statement on Form N-1A of Fidelity Concord Street Trust: Spartan Extended Market Index Fund, Spartan International Index Fund, and Spartan Total Market Index Fund of our report dated April 25, 2008; Spartan U.S. Equity Index Fund of our report dated April 22, 2008 on the financial statements and financial highlights included in the February 29, 2008 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
April 29, 2008